Exhibit 10-1

AMENDED AGREEMENT is made on the 9th day of June, 2009.

Between

ORGANA GARDENS INC. (OGI), a private Nevada Corporation,

with offices at 8804 27th Ave, N.W. Edmonton, Alberta T6K 2X4.

And

ORGANA GARDENS INTERNATIONAL INC. (OGNG), a publicly traded Nevada Corporation, with offices at 719 30th Ave, Pointe-Calumet PQ, J0N 1G1.

1. RECITALS

1.1 Recognizing the mutual benefits to be gained through having the assets of OGI’s present and future designs and products acquired by OGNG, a publicly traded company, who in turn issue shareholders of OGI shares in OGNG.

OGNG and OGI enter into this Agreement and consent to the following:

2. PURPOSE

2.1 The purpose of this Agreement is to outline the terms by which OGNG will acquire the assets of OGI and the terms by which OGI will transfer those assets.  Specifically, but not limited to, all designs, patents, engineering, models and intellectual properties pertaining to:

The Organa Garden System-Discovery (OGS-D) which provides for high density, high yield production for the Home Gardner. Engineered and designed for use in small farms or urban warehouses, the OGS-D provides a sustainable, continual source of agricultural products for the modern gardener.

The Organa Garden System-Enterprise (OGS-E) is a stainless steel, professional grade vertical farming hydroponics system designed for use in large-scale commercial farming and growing operations, providing for ultra-high density, high-yield production.

2.2 OGNG will acquire the assets outlined in clause 2.1 and all Proprietary Information, such as, blueprints, patents, business plans, data reports, methods of doing business, contact persons, customer lists, studies findings and ideas, but not limited to these items.

2.3 OGNG will provide certain of its representatives to disclose and receive those assets and Proprietary Information in a timely and organized manner.

2.4 Both parties will maintain the trade secret status of its respective assets and Proprietary Information.

3. FURTHER AGREEMENTS

3.1 Supplemental agreement(s) shall set out in detail the responsibilities of each party in respect of:

(a) Manner and basis of acquiring the assets and Proprietary Information of OGI.

(b) Participation of each of the parties on the Board of Directors and Management of OGNG and OGI.

(c) Evaluating and implementing a business strategy to market and sell the OGI family of designs and products.

(d) any other terms and conditions necessary for the achievement of the proposal.

4. FINANCIAL CONSIDERATIONS

4.1 OGNG will issue 3,500,000 Rule 144 shares of its common stock to OGI and/or its nominees upon signing of this amended agreement. The 3,500,000 shares shall bear an original issue date of April 1, 2009.

4.2 OGNG will raise up to $250,000 US to market and fulfill the required obligations of OGI as outlined in the supplemental agreement(s) to follow.

5. TERM OF AGREEMENT

5.1 This Agreement shall commence on the date written above and shall continue for a period of thirty (30) days, the due diligence period, while supplementary agreements are being prepared.

5.2 This Agreement may not be terminated without the written notice of both OGI and OGNG.

5.3 This Agreement may be amended or varied from time to time provided that such an amendment or variation is evidenced in writing and signed by the parties.

6. FIRST RIGHT OF REFUSAL

6.1 OGNG is granted the first right of refusal on all properties and technologies currently being developed by OGI with respect to agricultural products for the modern gardener.

6.2  OGI will advise OGNG periodically of the status of properties being developed in order for OGNG to perform its due diligence.

7. GOVERNING LAW

7.1  This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies.

8. EFFECTIVE DATE

8.1 This Agreement will become effective from the date first shown above.

Signatures:

/s/: Christopher Scheive

/s/: Justin Liu

___________________________

                   ______________________

Organa Gardens International Inc.

      Organa Gardens Inc.

By its: President

      By its: President

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